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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Associates Corporation of North America on Form S-3 (File No. 33-63577) of our report dated January 20, 1998, on our audits of the consolidated financial statements of Associates Corporation of North America and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
February 17, 1998